Exhibit 99.1

November 10, 2025

COMPANY CONTACT
FutureFuel Corp.
Roeland Polet
(870) 698-5608 www.futurefuelcorporation.com

FutureFuel Releases Third Quarter 2025 Results

Reports Net Loss of $9.3 Million or $0.21 per Diluted Share, and Adjusted EBITDA of ($6.8) Million

BATESVILLE, Ar. (November 10, 2025) – FutureFuel Corp. (NYSE: FF) (“FutureFuel”), a manufacturer of custom and performance chemicals and biofuels, today announced financial results for the third quarter ended September 30, 2025.

Third quarter 2025 Financial Highlights (all comparisons are with the third quarter of 2024)

●	Revenues were $22.7 million, a decrease of 56%, or $28.5 million, compared to $51.1 million.
●	Net loss was $9.3 million, or $0.21 per diluted share, down from net income of $1.2 million, or $0.03 per diluted share.
●	Adjusted EBITDA(1) was ($6.8) million, down from ($1.0) million.

Nine Months 2025 Financial Highlights (all comparisons are with the first nine months of 2024)

●	Revenues were $75.9 million, a decrease of 58%, or $105.9 million, compared to $181.8 million.
●	Net loss was $37.4 million, or $0.85 per diluted share, down from net income of $12.7 million, or $0.29 per diluted share.
●	Adjusted EBITDA(1) was ($32.7) million, down from $13.0 million.

(1) A non-GAAP financial measure.  See “Non-GAAP Financial Measures” for a description of the measure and a reconciliation to the applicable GAAP measure.

“Our strategic initiatives are gaining traction. We've achieved a third consecutive quarter of reduced net losses, moving from $17.6 in Q1 to $10.4 in Q2, and further down to $9.3 in Q3. We are committed to maintaining this momentum as we focus on managing our cost structure in the headwinds of the biodiesel market while continuing to invest in plant reliability and other critical areas that we believe will drive chemical segment market share and sustainable revenue growth.  As mentioned previously, we are gaining clearer understanding of the regulatory support level under IRA 45Z for biodiesel, and we have observed some movement in the biodiesel input market. This has allowed us to begin replenishing biodiesel raw material inventories in preparation for a late Q4 restart of production.

One of the key inputs we use for biodiesel production is soybean oil. The U.S. is experiencing a record harvest of this crop amid weak demand for other uses of soybeans, which could lead to further decreases in input costs for biodiesel.

Our chemicals business, although initially weakened by end-market demand, has experienced some improvement in demand during the quarter. Several of our processes ramped up to full capacity in the latter part of the quarter and continue to perform strongly, going into our fourth quarter.

We have built a strong backlog of new projects in our chemicals business, which we expect will lead to new production at our Batesville site ramping up in 2026, as well as projects focused on debottlenecking existing capacity, which we expect will come on over the next few quarters in order to meet increased market demand.

During Q3, we completed the construction of our major capital project, which will enable us to backwards integrate into one of our key raw materials used on-site. Our production is coming online in Q4, and product qualification is in progress, allowing us to sell this product in the open market as well as incorporate it into our internal demand.

We continue to leverage our strong balance sheet and cash position during this market downturn. We have allocated cash to driving productivity and reliability projects in our plant, enabling us to return to production when market conditions improve in a more cost-efficient and reliable manner. In addition, we continue to invest or co-invest in growth projects with our customers, which we intend to facilitate growth in our chemicals business in the years to come.

Finally, you will have seen that we announced a consolidation of our administrative and headquarters activities from our St. Louis, Missouri offices to our Batesville, Arkansas campus. This allows us to focus on our business and improve efficiency in our back-office operations.” said Roeland Polet, Chief Executive Officer for FutureFuel Corp.

2025 Cash Dividends

In the third quarter of 2025, FutureFuel paid a regular quarterly cash dividend in the amount of $0.06 per share on our common stock. The remaining 2025 quarterly dividend of $0.06 per share will be paid in December.

Financial Overview and Key Operating Metrics

Financial and operating metrics, which include non-GAAP financial measures (see “Non-GAAP Financial Measures” for additional information), include all dollar amounts in thousands, except per share amounts:

FutureFuel Corp.

Certain Financial and Operating Metrics

(Unaudited)

	Three Months Ended September 30,
			Dollar	%
	2025	2024	Change	Change
Revenue	$22,689	$51,140	$(28,451)	(56)%
Loss from operations	$(9,735)	$(2,888)	$(6,847)	(237)%
Net loss	$(9,327)	$(1,195)	$(8,132)	(681)%
Loss per common share:
Basic	$(0.21)	$(0.03)	$(0.18)	(600)%
Diluted	$(0.21)	$(0.03)	$(0.18)	(600)%
Adjusted EBITDA	$(6,835)	$(973)	$(5,862)	(602)%

	Nine Months Ended September 30,
			Dollar	%
	2025	2024	Change	Change
Revenue	$75,900	$181,830	$(105,930)	(58)%
(Loss) income from operations	$(40,501)	$4,761	$(45,262)	NA
Net (loss) income	$(37,386)	$12,706	$(50,092)	NA
(Loss) earnings per common share:
Basic	$(0.85)	$0.29	$(1.14)	NA
Diluted	$(0.85)	$0.29	$(1.14)	NA
Adjusted EBITDA	$(32,715)	$13,042	$(45,757)	NA

Financial and Business Summary

Sales Revenue Declined Due to Biofuel Segment Uncertainty

Our consolidated sales revenue dropped significantly in both the quarter and nine months ended September 30, 2025.

●	The three-month period saw a $28.5 million decrease compared to 2024.
●	The nine-month period saw a $105.9 million decrease compared to 2024.

This decline was primarily due to ongoing uncertainty surrounding the clean fuel production credit (“CFPC” or “IRA 45Z”), which, together with very challenging input pricing, had a major negative impact on our biofuel segment.

Operational Changes and Cost Measures

In response to the continued weak market conditions for biodiesel production, we took decisive action in the three months ended September 30, 2025.

●	We idled our biodiesel production line in July.
●	We implemented a reduction in force at our Batesville, Arkansas facility but kept essential, experienced employees to ensure we can quickly restart production when market conditions improve.

Income from Operations

●

Quarterly Income: Income from operations for the three months decreased by $6.8 million. This was mostly due to the reduced production volume caused by CFPC uncertainty and the other market issues noted above. The impact was partially offset by a smaller negative last-in, first-out (“LIFO”) inventory adjustment (a $358 decrease in gross profit this quarter compared to a $1,456 decrease in the same quarter last year).

●

Nine-Month Income: Income from operations for the nine months decreased by $45.3 million. This was driven by the reduced production and higher spending on parts and contract labor for a plant turnaround and other asset support. Unlike the quarter, the nine-month period benefited from a larger positive LIFO inventory adjustment (a $3,893 increase in gross profit this year compared to a $2,885 increase last year).

Capital Expenditures

Capital expenditures were $14,820 in the first nine months of 2025, compared with $10,605 in the same period in 2024. Capital expenditures in 2025 increased primarily from construction of a custom chemical plant that was completed in the three months ended September 30, 2025.

Cash and Cash Equivalents

Cash and cash equivalents totaled $85,560 as of September 30, 2025, compared with $109,541 as of December 31, 2024.

About FutureFuel

FutureFuel is a leading manufacturer of diversified chemical products and biofuels. FutureFuel’s chemicals segment manufactures specialty chemicals for specific customers (“custom chemicals”) as well as multi-customer specialty chemicals (“performance chemicals”). FutureFuel’s custom manufacturing product portfolio includes proprietary agrochemicals, adhesion promoters, a biocide intermediate, and an antioxidant precursor. FutureFuel’s performance chemicals products include a portfolio of proprietary nylon and polyester polymer modifiers and several small-volume specialty chemicals and solvents for diverse applications. FutureFuel’s biofuels segment primarily produces and sells biodiesel to its customers. Please visit www.futurefuelcorporation.com for more information.

Forward-Looking Statements

This document contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements deal with FutureFuel’s current plans, intentions, beliefs, and expectations, and statements of future economic performance. Statements containing such terms as “believe,” “do not believe,” “plan,” “expect,” “intend,” “estimate,” “anticipate,” and other phrases of similar meaning are considered to contain uncertainty and are forward-looking statements. In addition, from time-to-time FutureFuel or its representatives have made or will make forward-looking statements orally or in writing. Furthermore, such forward-looking statements may be included in various filings that the company makes with United States Securities and Exchange Commission (the “SEC”), in press releases, or in oral statements made by or with the approval of one of FutureFuel’s authorized executive officers.

These forward-looking statements are subject to certain known and unknown risks and uncertainties, as well as assumptions that could cause actual results to differ materially from those reflected in these forward-looking statements. Factors that might cause actual results to differ include, but are not limited to, those set forth under the headings “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in FutureFuel’s Form 10-K Annual Report for the year ended December 31, 2024, and in its future filings made with the SEC. An investor should not place undue reliance on any forward-looking statements contained in this document, which reflect FutureFuel management’s opinions only as of their respective dates. Except as required by law, the company undertakes no obligation to revise or publicly release the results of any revisions to forward-looking statements. The risks and uncertainties described in this document and in current and future filings with the SEC are not the only ones faced by FutureFuel. New factors emerge from time to time, and it is not possible for the company to predict which will arise. There may be additional risks not presently known to the company or that the company currently believes are immaterial to its business. In addition, FutureFuel cannot assess the impact of each factor on its business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. If any such risks occur, FutureFuel’s business, operating results, liquidity, and financial condition could be materially affected in an adverse manner. An investor should consult any additional disclosures FutureFuel has made or will make in its reports to the SEC on Forms 10-K, 10-Q, and 8-K, and any amendments thereto. All subsequent written and oral forward-looking statements attributable to FutureFuel or persons acting on its behalf are expressly qualified in their entirety by the cautionary statements contained in this document.

Non-GAAP Financial Measures

In this press release, FutureFuel used adjusted EBITDA as a key operating metric to measure both performance and liquidity. Adjusted EBITDA is a non-GAAP financial measure. Adjusted EBITDA is not a substitute for operating income, net income, or cash flow from operating activities (each as determined in accordance with GAAP), as a measure of performance or liquidity. Adjusted EBITDA has limitations as an analytical tool, and should not be considered in isolation or as a substitute for analysis of results as reported under GAAP. FutureFuel defines adjusted EBITDA as net income before interest, income taxes, depreciation, and amortization expenses, excluding, when applicable, non-cash share-based compensation expense, public offering expenses, acquisition-related transaction costs, purchase accounting adjustments, loss on disposal of property and equipment, non-cash gains or losses on derivative instruments, and other non-operating income or expense. Information relating to adjusted EBITDA is provided so that investors have the same data that management employs in assessing the overall operation and liquidity of FutureFuel’s business. FutureFuel’s calculation of adjusted EBITDA may be different from similarly titled measures used by other companies; therefore, the results of its calculation are not necessarily comparable to the results of other companies.

Adjusted EBITDA allows FutureFuel’s chief operating decision makers to assess the performance and liquidity of FutureFuel’s business on a consolidated basis to assess the ability of its operating segments to produce operating cash flow to fund working capital needs, to fund capital expenditures, and to pay dividends. In particular, FutureFuel management believes that adjusted EBITDA permits a comparative assessment of FutureFuel’s operating performance and liquidity, relative to a performance and liquidity based on GAAP results, while isolating the effects of depreciation and amortization, which may vary among its operating segments without any correlation to their underlying operating performance, and of non-cash stock-based compensation expense, which is a non-cash expense that varies widely among similar companies, and non-cash gains and losses on derivative instruments, whose immediate recognition can cause net income to be volatile from quarter to quarter due to the timing of the valuation change in the derivative instruments relative to the sale of biofuel.

A table included in this earnings release reconciles adjusted EBITDA with net income, the most directly comparable GAAP performance financial measure, and a table reconciles adjusted EBITDA with cash flows from operations, the most directly comparable GAAP liquidity financial measure.

FutureFuel Corp.

Condensed Consolidated Balance Sheets

(Dollars in thousands)

(Unaudited)

	September 30, 2025	December 31, 2024
Assets
Cash and cash equivalents	$85,560	$109,541
Accounts receivable, inclusive of the blenders' tax credit of $0 and $6,683, respectively, and net of allowances for credit losses of $29 and $29, respectively	7,874	21,896
Inventory, net	6,133	20,643
Other current assets	13,243	12,706
Total current assets	112,810	164,786
Property, plant and equipment, net	85,776	78,538
Other assets	4,906	4,367
Total noncurrent assets	90,682	82,905
Total Assets	$203,492	$247,691
Liabilities and Stockholders’ Equity
Accounts payable, inclusive of the blenders' tax credit rebates due customers of $28 and $890, respectively	$7,676	$10,622
Dividends payable	2,815	10,699
Other current liabilities	14,830	11,986
Total current liabilities	25,321	33,307
Deferred revenue – long-term	6,020	6,324
Other noncurrent liabilities	3,028	2,239
Total noncurrent liabilities	9,048	8,563
Total liabilities	34,369	41,870
Commitments and contingencies
Preferred stock, $0.0001 par value, 5,000,000 shares authorized, none issued and outstanding	-	-
Common stock, $0.0001 par value, 75,000,000 shares authorized, 43,803,243 shares issued and outstanding as of September 30, 2025 and December 31, 2024	4	4
Additional paid in capital	206,124	205,434
Retained earnings (accumulated deficit)	(37,005)	383
Total Stockholders’ Equity	169,123	205,821
Total Liabilities and Stockholders’ Equity	$203,492	$247,691

FutureFuel Corp.

Condensed Consolidated Statements of Operations and Net Income

(Dollars in thousands, except per share amounts)

(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2025	2024	2025	2024
Revenue	$22,689	$51,140	$75,900	$181,830
Cost of goods sold and distribution	29,520	50,757	106,061	167,783
Gross (loss) profit	(6,831)	383	(30,161)	14,047
Selling, general, and administrative expenses	2,049	2,290	7,161	6,483
Research and development expenses	855	981	3,179	2,803
Total operating expenses	2,904	3,271	10,340	9,286
(Loss) income from operations	(9,735)	(2,888)	(40,501)	4,761
Interest income	1,012	1,830	3,317	6,151
Other (expense) income, net	(631)	(140)	(188)	2,429
Other income, net	381	1,690	3,129	8,580
(Loss) income before income taxes	(9,354)	(1,198)	(37,372)	13,341
Income tax (benefit) provision	(27)	(3)	14	635
Net (loss) income	$(9,327)	$(1,195)	$(37,386)	$12,706

(Loss) earnings per common share
Basic	$(0.21)	$(0.03)	$(0.85)	$0.29
Diluted	$(0.21)	$(0.03)	$(0.85)	$0.29
Weighted average shares outstanding
Basic	43,803,243	43,763,243	43,803,243	43,763,243
Diluted	43,803,243	43,763,243	43,803,243	43,763,243

FutureFuel Corp.

Consolidated Statements of Cash Flows

(Dollars in thousands)

(Unaudited)

	Nine Months Ended September 30,
	2025	2024
Cash flows from operating activities
Net (loss) income	$(37,386)	$12,706
Adjustments to reconcile net (loss) income to net cash (used in) provided by operating activities:
Depreciation	7,143	6,923
Amortization of deferred financing costs	64	77
Provision for deferred income taxes	(6)	618
Change in fair value of derivative instruments	(404)	1,439
Stock based compensation	688	113
(Gain) loss on disposal of property, plant, and equipment	(34)	24
Noncash interest expense	27	26
Changes in operating assets and liabilities:
Accounts receivable	14,022	12,439
Accounts receivable – related parties	-	1
Inventory	14,510	8,662
Income tax receivable	10	1,940
Prepaid expenses	3,026	3,382
Prepaid expenses – related parties	(12)	-
Other assets	(3,748)	310
Accounts payable	(2,448)	(11,043)
Accounts payable – related parties	(59)	82
Income tax payable	-	359
Accrued expenses and other current liabilities	2,753	6,062
Deferred revenue	(213)	(2,705)
Other noncurrent liabilities	768	-
Net cash (used in) provided by operating activities	(1,299)	41,415
Cash flows from investing activities
Collateralization of derivative instruments	360	423
Proceeds from the sale of property and equipment	34	6
Capital expenditures	(14,820)	(10,605)
Net cash used in investing activities	(14,426)	(10,176)
Cash flows from financing activities
Payment of dividends	(7,884)	(117,285)
Deferred financing costs	(372)	-
Net cash used in financing activities	(8,256)	(117,285)
Net change in cash and cash equivalents	(23,981)	(86,046)
Cash and cash equivalents at beginning of period	109,541	219,444
Cash and cash equivalents at end of period	$85,560	$133,398

Cash paid for income taxes	$10	$-
Cash paid for interest expense	98	1
Change in noncash capital expenditures	(439)	452

FutureFuel Corp.

Reconciliation of Non-GAAP Financial Measure to Financial Measure

(Dollars in thousands)

(Unaudited)

Reconciliation of Adjusted EBITDA to Net Income

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2025	2024	2025	2024
Net (loss) income	$(9,327)	$(1,195)	$(37,386)	$12,706
Depreciation	2,404	2,163	7,143	6,923
Non-cash stock-based compensation	226	91	688	113
Interest income, net	(824)	(1,830)	(3,129)	(6,151)
Non-cash interest expense and amortization of deferred financing costs	29	34	91	103
Loss (gain) on disposal of property and equipment	-	24	(34)	24
Unrealized (gain) loss on derivative instruments	(123)	(257)	(404)	1,439
Other expense (income)	807	-	302	(2,750)
Income tax (benefit) provision	(27)	(3)	14	635
Adjusted EBITDA	$(6,835)	$(973)	$(32,715)	$13,042

Reconciliation of Adjusted EBITDA to Net Cash Provided by Operating Activities

	Nine Months Ended
	September 30,
	2025	2024
Net cash (used in) provided by operating activities	$(1,299)	$41,415
Deferred income taxes, net	6	(618)
Interest income, net	(3,129)	(6,151)
Income tax provision	14	635
Changes in operating assets and liabilities, net	(28,609)	(19,489)
Other expense (income)	302	(2,750)
Adjusted EBITDA	$(32,715)	$13,042

FutureFuel Corp.

Condensed Consolidated Segment Income

(Dollars in thousands)

(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2025	2024	2025	2024
Revenue
Custom chemicals	$14,457	$15,323	$37,116	$46,333
Performance chemicals	1,121	2,605	4,446	8,890
Chemical revenue	15,578	17,928	41,562	55,223
Biofuel revenue	7,111	33,212	34,338	126,607
Total Revenue	$22,689	$51,140	$75,900	$181,830

Segment gross (loss) profit
Chemical	$(4,412)	$3,407	$(8,475)	$12,105
Biofuel	(2,419)	(3,024)	(21,686)	1,942
Total gross (loss) profit	$(6,831)	$383	$(30,161)	$14,047

As of September 30, 2025, FutureFuel held 0.4 million RINs with a fair market value of $361 and no cost. Comparatively, at September 30, 2024, FutureFuel held 5.0 million RINs with a fair market value of $2,556 and no cost.